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                                EXHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY



             NAME               STATE OF INCORPORATION
             ----               ----------------------
TCA of Central Oklahoma, Inc.          Missouri
TCA of Greater St. Louis, Inc.         Missouri
TCA of Eastern Oklahoma, Inc.          Missouri
TCA of Central Indiana, Inc.           Missouri
TCA of Southwest Indiana, Inc.         Missouri
TCA of Northwest Indiana, Inc.         Missouri
TCA of Eastern Kansas, Inc.            Missouri
TCA of Akron, Inc.                     Missouri
TCA of Corpus Christi, Inc.            Missouri
TCA of Central Ohio, Inc.              Missouri
TCA of Muskegon, Inc.                  Missouri




Exhibit 21.1